                                                                  EXHIBIT 10.18

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                            CONTRIBUTION AGREEMENT





                                by and between



                              VICTOR J. COLEMAN,
                                an individual





                                      and




                    ARDEN REALTY GROUP LIMITED PARTNERSHIP
                        a Maryland limited partnership






                           Dated as of June 17, 1996









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


                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
     RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

     1.   CONTRIBUTION OF PARTNERSHIP INTEREST AND EXCHANGE FOR OP UNITS . .   2

          1.1  Contribution Transaction. . . . . . . . . . . . . . . . . . .   2
          1.2  Minimum Consideration and Exchange of OP Units. . . . . . . .   2
          1.3  Additional Consideration. . . . . . . . . . . . . . . . . . .   2
          1.4  Adjusted Consideration. . . . . . . . . . . . . . . . . . . .   3
          1.5  Authorization . . . . . . . . . . . . . . . . . . . . . . . .   3
          1.6  Contribution of Certain Rights. . . . . . . . . . . . . . . .   3
          1.7  Prorations. . . . . . . . . . . . . . . . . . . . . . . . . .   3
          1.8  Treatment as Contribution . . . . . . . . . . . . . . . . . .   4

     2.   CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

          2.1  Conditions Precedent. . . . . . . . . . . . . . . . . . . . .   4
          2.2  Time and Place. . . . . . . . . . . . . . . . . . . . . . . .   5
          2.3  Closing Deliveries. . . . . . . . . . . . . . . . . . . . . .   5
          2.4  Closing Costs . . . . . . . . . . . . . . . . . . . . . . . .   6

     3.   REPRESENTATIONS AND WARRANTIES AND INDEMNITIES . . . . . . . . . .   6

          3.1  Representations and Warranties of the Operating Partnership .   6
          3.2  Representations and Warranties of Contributor . . . . . . . .   7
          3.3  Indemnification . . . . . . . . . . . . . . . . . . . . . . .   7

     4.   COVENANTS OF CONTRIBUTOR . . . . . . . . . . . . . . . . . . . . .   7

     5.   RELEASES AND WAIVERS . . . . . . . . . . . . . . . . . . . . . . .   8

          5.1  General Release of Operating Partnership. . . . . . . . . . .   8
          5.2  General Release of Contributor. . . . . . . . . . . . . . . .   9
          5.3  Waiver of Section 1542 Protections. . . . . . . . . . . . . .   9
          5.4  Waiver of Rights Under Partnership Agreement. . . . . . . . .   9

     6.   POWER OF ATTORNEY

          6.1  Grant of Power of Attorney. . . . . . . . . . . . . . . . . .   9
          6.2  Limitation on Liability . . . . . . . . . . . . . . . . . . .  10

     7.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .  11

          7.1  Further Assurances. . . . . . . . . . . . . . . . . . . . . .  11
          7.2  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  11
          7.3  Governing Law . . . . . . . . . . . . . . . . . . . . . . . .  11
          7.4  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                  EXHIBIT LIST

                                                                   SECTION FIRST
EXHIBITS                                                             REFERENCED

   A    Constituent Interests of Contributor's Partnership
         Interest. . . . . . . . . . . . . . . . . . . . . . . . . , . Recital D

   B    Contribution and Assumption Agreement  . . . . . . . . . . . . . , . 1.1

   C    Form of Quitclaim  . . . . . . . . . . . . . . . . . . . . . . . . . 2.1

   D    Representations and Warranties of Contributor. . . . . . . . . . . . 3.2

        Attachment 1 . . . . . . . . . . . . . . .  List of Portfolio Agreements

                             CONTRIBUTION AGREEMENT

          THIS CONTRIBUTION AGREEMENT (hereinafter referred to as the "CONTRIBUTION AGREEMENT") is made and entered into as of June 17, 1996 by and between Arden Realty Group Limited Partnership, a Maryland limited partnership (the "OPERATING PARTNERSHIP"), and Victor J. Coleman, an individual (the "CONTRIBUTOR").


                                   RECITALS

          A. The Operating Partnership desires to consolidate the ownership of a portfolio of office properties (the "PARTICIPATING PROPERTIES") located in Southern California through a series of transactions (the "FORMATION TRANSACTIONS") whereby the Operating Partnership will acquire direct interests in certain of the Participating Properties (the "PROPERTY INTERESTS") and all of the interests in certain limited partnerships, certain limited liability companies and certain other entities (collectively the "PARTICIPATING PARTNERSHIPS AND LLCS") which currently own directly or indirectly the Participating Properties (the "CONSOLIDATION").

          B. The Formation Transactions relate to the proposed initial public offering (the "PUBLIC OFFERING") of the common stock of Arden Realty Group, Inc., a Maryland corporation (the "COMPANY"), which will operate as a self-administered and self-managed real estate investment trust ("REIT") and will be the sole general partner of the Operating Partnership.

          C. The owners of the Property Interests and the partners and members of the Participating Partnerships and LLCs will either transfer their Property Interests and interests in the Participating Partnerships and LLCs to the Company in exchange for cash (the "CASH PARTICIPANTS") or contribute such interests directly to the Operating Partnership in exchange for an interest in the Operating Partnership (the "OP PARTICIPANTS").

          D. The Contributor owns interests in certain of the Participating Partnerships and LLCs as set forth on EXHIBIT "A" (the "PARTNERSHIPS") which Partnerships own directly or indirectly interests in certain of the Participating Properties also as set forth on Exhibit A (the "PROPERTY" or the "PROPERTIES"). As used herein, "PARTNERSHIP AGREEMENT" means the partnership agreement or membership agreement, as applicable, under which each such Partnership was formed.

          E. The Contributor desires to, and the Operating Partnership desires the Contributor to, contribute to the Operating Partnership, all of its right, title and interest, as a partner (or member) of the Partnerships, including, without limitation, all of its voting rights and interests in the capital, profits and losses of the Partnerships or any property distributable therefrom, constituting all of its interests in the Partnerships (such right, title and interest are hereinafter collectively referred to as the "PARTNERSHIP INTEREST"), in exchange for partnership units in the Operating Partnership (the "OP UNITS"), on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, the parties hereto agree as follows:

                               TERMS OF AGREEMENT

     1.   CONTRIBUTION OF PARTNERSHIP INTEREST AND EXCHANGE FOR OP UNITS

          1.1  CONTRIBUTION TRANSACTION

          At the Closing (as defined in ARTICLE 2.2 herein) and subject to the terms and conditions contained in this Contribution Agreement, the Contributor shall transfer to the Operating Partnership, absolutely and unconditionally, all of its Partnership Interest (as such term is defined in Recital B herein). The contribution of the Contributor's Partnership Interest shall be evidenced by a "CONTRIBUTION AND ASSUMPTION AGREEMENT" for each of the Partnerships in substantially the form of EXHIBIT "B" attached hereto. Furthermore, the Contributor shall execute and have duly acknowledged an individual quitclaim deed for each Property in the form of EXHIBIT "C" quitclaiming to the Operating Partnership any direct or indirect ownership interest in and to the Properties. The parties shall take such additional actions and execute such additional documentation as may be required by the Partnership Agreement and the Agreement of Limited Partnership of the Operating Partnership (the "OP AGREEMENT") in order to effect the transactions contemplated hereby.

          1.2  MINIMUM CONSIDERATION AND EXCHANGE OF OP UNITS.

          Subject to ARTICLES 1.3 AND 1.4 below, the Operating Partnership shall, in exchange for the Partnership Interest, transfer to the Contributor the number of OP Units having a value, based on one OP Unit being equal in value to the Public Offering price for one share of the Company's common stock, equal to the value indicated on Exhibit A as Contributor's "Total Minimum Consideration." The transfer of the OP Units to the Contributor shall be evidenced by either an amendment (the "AMENDMENT") to the OP Agreement or by certificates relating to such units (the "CERTIFICATES") in either case, as shall be acceptable to the Contributor. The parties shall take such additional actions and execute such additional documentation as may be required by the Partnership Agreement and the OP Agreement in order to effect the transactions contemplated hereby.

          1.3  ADDITIONAL CONSIDERATION

          Subject to ARTICLE 1.4 below, in the event that, at Closing the aggregate value (determined as provided in ARTICLE 1.2) of the OP Units available to all OP Participants exceeds the sum of the Total Minimum Consideration values (after all adjustments set forth in ARTICLE 1.4) of all OP Participants (the "ADDITIONAL CONSIDERATION"), then the Additional Consideration or a portion thereof, if any, shall be allocated among the OP Participants (including the Contributor) based upon the relative values of the Contributor's Partnership

Interest and the interests contributed by each of the other OP Participants, in each case as determined by Richard S. Ziman, in his sole discretion.

          1.4  ADJUSTED CONSIDERATION

          The Operating Partnership reserves the right not to acquire any particular interest that constitutes part of the Partnership Interest, if in good faith the Operating Partnership determines that the ownership of such interest or the underlying Property would be inappropriate for the Operating Partnership for any reason whatsoever. Contributor hereby agrees that, in such event, the Contributor's Total Minimum Consideration may be reduced by an amount determined by Richard S. Ziman, in his sole discretion, to reflect the reduction in total value of the Partnership Interest ultimately contributed by the Contributor.

          1.5  AUTHORIZATION

          Contributor hereby authorizes Richard S. Ziman to make any and all determinations to be made by him pursuant to ARTICLES 1.3 AND 1.4 hereof, and any and all such determinations shall be final and binding on all parties.

          1.6  CONTRIBUTION OF CERTAIN RIGHTS

          Effective upon the Closing, the Contributor hereby contributes to the Operating Partnership all of its rights and interests, if any, including rights to indemnification in favor of the Contributor, if any, under the agreements pursuant to which the Contributor or its affiliates initially acquired the Partnership Interest transferred pursuant to this Contribution Agreement.

          1.7  PRORATIONS

          At the Closing, or as promptly as practicable following the Closing, to the extent such matters are not the right or responsibility of all tenants of a given Property, all revenue and all charges that are customarily prorated in transactions of this nature, including accrued rent currently due and payable, overpaid taxes or fees, real and personal property taxes, common area maintenance charges and other similar periodic charges payable or receivable with respect to such Property shall be ratably prorated between the partners of the Partnership which holds such Property prior to the Closing and the Operating Partnership on and after the Closing, effective as of the Closing. After providing for such prorations, (i) if any of the Partnerships has a resultant cash surplus, the value of the Contributor's Partnership Interest shall be increased in proportion to Contributor's ratable share of such cash surplus and additional OP Units (based on the initial Public Offering price of the Company's common stock) shall be issued to the Contributor as a valuation adjustment to the Contributor's Total Minimum Consideration, and (ii) if any of the Partnerships has a resultant cash deficit, the value of the Contributor's Partnership Interest shall be reduced in proportion to Contributor's ratable share of such cash deficit, and fewer OP Units shall be issued to the Contributor as a valuation adjustment to the Contributor's
Total Minimum Consideration, unless such deficit is cured prior to Closing.

          1.8  TREATMENT AS CONTRIBUTION

          The transfer, assignment and exchange of interests effectuated with respect to the Operating Partnership, pursuant to this Contribution Agreement shall constitute, a "Capital Contribution" pursuant to Article 4 of the OP Agreement and is intended to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

     2.   CLOSING

          2.1  CONDITIONS PRECEDENT

          The effectiveness of the Company's registration statement filed with the Securities and Exchange Commission on Form S-11 (the "REGISTRATION STATEMENT") is a condition precedent to the obligations of all parties to this Contribution Agreement to effect the transactions contemplated by this Contribution Agreement on the Closing Date (as defined below).

          The obligations of the Operating Partnership to effect the transactions contemplated hereby shall be subject to the following additional conditions:

          (a) The representations and warranties of the Contributor contained in this Contribution Agreement shall have been true and correct in all material respects on the date such representations and warranties were made, and shall be true and correct in all material respects on the Closing Date as if made at and as of such date;

          (b) Each of the obligations of the Contributor to be performed by it shall have been duly performed by it on or before the Closing Date;

          (c) Concurrently with the Closing, the Contributor shall have executed and delivered to the Operating Partnership the documents required to be delivered pursuant to SECTION 2.3 hereof;

          (d) The Contributor shall have obtained all necessary consents or approvals of governmental authorities or third parties to the consummation of the transactions contemplated hereby;

          (e) The Contributor shall not have breached any of its covenants contained herein in any material respect;

          (f) No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

          (g) There shall not have occurred between the date hereof and the Closing Date any material adverse change in any of the Partnerships' businesses;

          (h) All existing management agreements with respect to the Properties shall have been contributed to the Operating Partnership prior to or simultaneously with the Closing; and

          (i) All management functions with respect to the Properties presently conducted by Arden Realty Group, Inc., a Maryland corporation, shall be assumed by the Operating Partnership.

          The foregoing conditions may be waived by the Operating Partnership in its sole and absolute discretion.

          2.2  TIME AND PLACE

          The date, time and place of the transactions contemplated hereunder shall be the day the Operating Partnership receives the proceeds from the Public Offering from the underwriter(s), at 10:00 a.m. in the office of Latham & Watkins, 633 West Fifth Street, Sixth Floor, Los Angeles, California (the "CLOSING" or "CLOSING DATE"). The transfers described in ARTICLES 1.1 AND 1.2 of this Contribution Agreement, and all closing deliveries, and the consummation of the Public Offering, shall be deemed concurrent for all purposes.

          2.3  CLOSING DELIVERIES

          At the Closing, the parties shall make, execute, acknowledge and deliver, or cause to be made, executed, acknowledged and delivered through the Attorney-in-Fact (see ARTICLE 6.1 below), the legal documents and other items (collectively the "CLOSING DOCUMENTS") necessary to carry out the intention of this Contribution Agreement, which Closing Documents and other items shall include, without limitation, the following:

          (i)  A Contribution and Assumption Agreement for each Partnership;

          (ii) An individual quitclaim deed for each Property fully executed and duly acknowledged from each of the individual constituent partners and/or members of the Contributor, as required by the Operating Partnership;

          (iii) The Amendment or the Certificates evidencing the transfer of OP Units to the Contributor;

          (iv) American Land Title Assurances ("ALTA") policies of title insurance with appropriate endorsements and levels of reinsurance for the Properties issued as of the Closing Date or endorsements or other assurances that the existing policy or policies of title insurance are sufficient for purposes of this Contribution Agreement, which the Contributor shall cause the title company to issue to the Operating Partnership in a form acceptable to the Operating Partnership (the "TITLE POLICIES") including satisfaction by the Contributor of any and all title company requirements applicable to it;

          (v) The Partnerships' books and records and securities or other evidences of ownership held by the Contributor; and

          (vi) An affidavit from the Contributor, stating under penalty of perjury, the Contributor's United States Taxpayer Identification Number and that the Contributor is not a foreign person pursuant to section 1445(b)(2) of the Code and a comparable affidavit satisfying California and any other withholding requirements.

          2.4  CLOSING COSTS

          The Operating Partnership shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes or fees incurred in connection with the transactions contemplated hereby.

     3.   REPRESENTATIONS AND WARRANTIES AND INDEMNITIES

          3.1  REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP

          The Operating Partnership hereby represents and warrants to and covenants with the Contributor that:

               (a) ORGANIZATION; AUTHORITY. The Operating Partnership has been duly formed and is validly existing with requisite power to enter this Contribution Agreement and all agreements contemplated hereby. The persons and entities executing this Contribution Agreement and all agreements contemplated hereby on behalf of the Operating Partnership have the power and authority to enter into this Contribution Agreement and such other contemplated agreements; and

               (b) DUE AUTHORIZATION. The execution, delivery and performance by the Operating Partnership of its obligations under this Contribution Agreement and all agreements contemplated hereby will not contravene any provision of applicable law, the OP Agreement, charter, declaration of trust or other constituent document of the Operating Partnership, or any agreement or other instrument binding upon the Operating Partnership or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Operating Partnership, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Operating Partnership of its obligations under this Contribution Agreement and all other agreements contemplated hereby.

          3.2  REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

          The Contributor represents and warrants to and covenants with the Operating Partnership as provided in EXHIBIT "D" attached hereto, and acknowledges and agrees to be bound by the indemnification provisions contained therein.

          3.3  INDEMNIFICATION

          The Operating Partnership shall indemnify and hold harmless the Contributor (the "INDEMNIFIED CONTRIBUTOR PARTY") from and against any and all claims, losses, damages, liabilities and expenses, including without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation and remediation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, "LOSSES") asserted against, imposed upon or incurred by the Indemnified Contributor Party in connection with: (i) any breach of a representation or warranty of the Operating Partnership contained in this Contribution Agreement; and (ii) all fees, costs and expenses of the Operating Partnership in connection with the transactions contemplated by the Contribution Agreement, including without limitation any and all costs associated with the transfers contemplated herein.

     4.   COVENANTS OF CONTRIBUTOR

          (a) From the date hereof through the Closing, the Contributor shall not:

               (i) Sell or transfer all or any portion of the Partnership Interest; or

               (ii) Mortgage, pledge or encumber (or permit to become encumbered) all or any portion of the Partnership Interest.

          (b) From the date hereof through the Closing, the Contributor shall permit each of the Partnerships to conduct its business in the ordinary course, consistent with past practice, and shall not permit any of the Partnerships to:

               (i) Enter into any material transaction not in the ordinary course of business;

               (ii) Sell or transfer any assets of the Partnerships;

               (iii) Mortgage, pledge or encumber (or permit to become encumbered) any assets of the Partnerships, except (x) liens for taxes not due,

     (y) purchase money security interests and (z) mechanics' liens being disputed by any of the Partnerships in good faith and by appropriate proceedings;

               (iv) Amend, modify or terminate any material agreements or other instruments to which any of the Partnerships are a party;

               (v) Materially alter the manner of keeping the Partnerships' books, accounts or records or the accounting practices therein reflected; or

               (vi) Make any distribution to its partners.

          (c) The Contributor shall use its good faith diligent efforts to obtain any approvals, waivers or other consents of third parties required to effect the transactions contemplated by this Contribution Agreement.

     5.   RELEASES AND WAIVERS

          Each of the releases and waivers enumerated in this ARTICLE 5 shall become effective only upon the Closing of the contribution and exchange of the Partnership Interest pursuant to ARTICLES 1 AND 2 herein.

          5.1  GENERAL RELEASE OF OPERATING PARTNERSHIP

          As of the Closing, the Contributor irrevocably waives, releases and forever discharges the Operating Partnership and the Operating Partnership's affiliates, partners (including Richard S. Ziman and Victor J. Coleman), agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "CONTRIBUTOR CLAIMS"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Partnership Agreements, this Contribution Agreement or any other matter which exists at the Closing, except for Contributor Claims arising from the breach of any representation, warranty, covenant or obligation under this Contribution Agreement.

          5.2  GENERAL RELEASE OF CONTRIBUTOR

          As of the Closing, the Operating Partnership irrevocably waives, releases and forever discharges the Contributor and Contributor's agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "OPERATING PARTNERSHIP CLAIMS"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Partnership Agreements, this Contribution Agreement or any other matter which exists at the Closing, except for Operating Partnership Claims arising from the breach of any representation, warranty, covenant or obligation under this Contribution Agreement.

          5.3  WAIVER OF SECTION 1542 PROTECTIONS

          As of the Closing, the Contributor and the Operating Partnership each expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code and do so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542 which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor.

          5.4  WAIVER OF RIGHTS UNDER PARTNERSHIP AGREEMENT

          As of the Closing, the Contributor waives and relinquishes all rights and benefits otherwise afforded to Contributor under the Partnership Agreements including, without limitation, any right to consent to or approve of the sale or contribution by the other partners (or members) of the Partnerships of their partnership interests to the Company or the Operating Partnership.

     6.   POWER OF ATTORNEY

          6.1  GRANT OF POWER OF ATTORNEY

          Contributor does hereby irrevocably appoint the Operating Partnership (or its designee) and each of them individually and any successor thereof from time to time (such Operating Partnership or designee or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "ATTORNEY-IN FACT") as the true and lawful attorney-in-fact and agent of Contributor, to act in the name, place and stead of Contributor to make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the execution of any Closing Documents or other documents relating to the acquisition by the Operating Partnership of Contributor's Partnership Interest), to provide information to the Securities and Exchange Commission and others about the transactions contemplated hereby and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Contribution Agreement, as fully as could Contributor if personally present and acting. Further, Contributor hereby grants to Attorney-in-Fact a proxy (the "PROXY") to vote Contributor's Partnership Interest on any matter related to the Formation Transactions presented to the partners of any of the Partnerships for a vote, including, but not limited to, the transfer of interests in any of the Partnerships by the other partners.

          Each of the Power of Attorney and Proxy and all authority granted hereby shall be coupled with an interest and therefore shall be irrevocable and shall not be terminated by any act of Contributor, by operation of law or by the occurrence of any other event or events, and if any other such act or events shall occur before the completion of the transactions contemplated by this Contribution Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such other act or events had not occurred and regardless of notice thereof. Contributor agrees that, at the request of Operating Partnership it will promptly execute a separate power of attorney and proxy on the same terms set forth in this ARTICLE 6, such execution to be witnessed and notarized. Contributor hereby authorizes the reliance of third parties on each of the Power of Attorney and Proxy.

          Contributor acknowledges that the Operating Partnership has, and any designee or successor thereof acting as Attorney-in-Fact may have, an economic interest in the transactions contemplated by this Contribution Agreement.

          6.2  LIMITATION ON LIABILITY

          It is understood that the Attorney-in-Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney or Proxy granted by Contributor hereby. The Attorney-in-Fact makes no representations with respect to and shall have no responsibility for the Formation Transactions or the Public Offering, or the acquisition of the Partnership Interest by the Operating Partnership and shall not be liable for any error or judgement or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. Contributor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with it acting as the Attorney-in-Fact under the Power of Attorney or Proxy created by Contributor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extend such loss, claim, damage or liability is due to the gross negligence or bad faith of the Attorney-in-Fact. Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for Operating Partnership or its successors or affiliates), and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. It is understood that the Attorney-in-Fact may, without breaching any express or implied obligation to Contributor hereunder, release, amend or modify any other power of attorney or proxy granted by any other person under any related agreement.

     7.   MISCELLANEOUS

          7.1 FURTHER ASSURANCES. The Contributor shall take such other actions and execute such additional documents following the Closing as the Operating Partnership may reasonably request in order to effect the transactions contemplated hereby.

          7.2 COUNTERPARTS. This Contribution Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.3 GOVERNING LAW. This Contribution Agreement shall be governed by the internal laws of the State of California, without regard to the choice of laws provisions thereof.

          7.4 NOTICES. Any notice to be given hereunder by any party to the other shall be given in writing by personal delivery or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of personal delivery (including delivery by overnight courier). Mailed notices shall be addressed as set forth below, but any party may change the address set forth below by written notice to other parties in accordance with this paragraph.

          To the Contributor:

          Victor J. Coleman
          c/o Arden Realty Group, Inc.
          9100 Wilshire Boulevard, Suite 700E
          Beverly Hills, CA 90212

          To the Operating Partnership:

          Arden Realty Group Limited Partnership
          c/o Arden Realty Group, Inc.
          9100 Wilshire Boulevard, Suite 700E
          Beverly Hills, CA 90212

          IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

                                        "OPERATING PARTNERSHIP"

                                        ARDEN REALTY GROUP LIMITED PARTNERSHIP,
                                        a Maryland limited partnership

                                        By:  ARDEN REALTY GROUP, INC.,
                                             a Maryland Corporation,
                                             general partner


                                             By: /s/ Richard S. Ziman
                                                 -------------------------------

                                             Name: Richard S. Ziman
                                                   -----------------------------

                                             Title: Chairman & CEO
                                                    ----------------------------

                                        "CONTRIBUTOR"

                                        VICTOR J. COLEMAN,
                                        an individual


                                        By: /s/ Victor J. Coleman
                                            ------------------------------------

                                    EXHIBIT A
                                       to
                             CONTRIBUTION AGREEMENT



           CONSTITUENT INTERESTS OF CONTRIBUTOR'S PARTNERSHIP INTEREST


                                   Properties Held by the              Minimum
     Partnerships                       Partnerships               Consideration
------------------------------    -----------------------------    -------------
Arden LAOP Three, LLC             16000 Ventura Boulevard;           $  331,510
                                  Bristol Plaza
------------------------------    -----------------------------    -------------

1950 Sawtelle Associates, L.P.    1950 Sawtelle Boulevard            $  112,269
------------------------------    -----------------------------    -------------

LAOP IV, LLC                      5601 Lindero Canyon;               $1,573,576
                                  Westwood Terrace;
                                  Calabasas Commerce Center;
                                  The New Wilshire;
                                  70 South Lake;
                                  Skyview Center;
                                  4811 Airport Plaza Drive;
                                  4900/10 Airport Plaza Drive
------------------------------    -----------------------------    -------------

LAOP V, LLC                       5832 Bolsa Avenue;                 $  653,113
                                  400 Corporate Pointe;
                                  9665 Wilshire Boulevard;
                                  Imperial Bank Tower
------------------------------    -----------------------------    -------------

Arden Broadway
Associates, LLC                   100 West Broadway                  $2,973,029

                                              Total Minimum
                                              Consideration          $5,643,497
                                                                   -------------
                                                                   -------------

                                  EXHIBIT B
                                      to
                            CONTRIBUTION AGREEMENT



                      CONTRIBUTION AND ASSUMPTION AGREEMENT

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby assigns, transfers, contributes and conveys to ARDEN REALTY GROUP LIMITED PARTNERSHIP, a Maryland limited partnership (the "Operating Partnership"), its entire legal and beneficial right, title and interest in and to _______________________, a ________________________ (the "Partnership"), including, without limitation, all right, title and interest, if any, of the undersigned in and to the assets of the Partnership and the right to receive distributions of money, profits and other assets from the Partnership, presently existing or hereafter at any time arising or accruing (such right, title and interest are hereinafter collectively referred to as the "Partnership Interest"), TO HAVE AND TO HOLD the same unto the Operating Partnership, its successors and assigns, forever.

     Upon the execution and delivery hereof, the Operating Partnership assumes all obligations in respect of the Partnership Interest.

     The Partnership owns certain real property as described in Attachment "1" attached hereto.


Executed:  _____ __, 1996


                                        By:
                                            ------------------------------------
                                            Victor J. Coleman

                                    EXHIBIT C
                                       to
                             CONTRIBUTION AGREEMENT

Order No.
Escrow No.
Loan No.

WHEN RECORDED MAIL TO:


--------------------------------------------------------------------------------
MAIL TAX STATEMENTS TO:                 SPACE ABOVE THIS LINE FOR RECORDER'S USE

                                        DOCUMENTARY TRANSFER TAX  $
                                                                   . . . . . .

                                                      Computed on the
                                        . . . . . .   consideration or value
                                                      of property conveyed;
                                                      OR

                                                      Computed on the
                                        . . . . . .   consideration or value
                                                      less liens or encumbrances
                                                      remaining at time of sale.

                                        ----------------------------------------
                                        Signature of Declarant of Agent
                                         determining tax - Firm Name
--------------------------------------------------------------------------------

                                QUITCLAIM DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

do(es) hereby REMISE, RELEASE and FOREVER QUITCLAIM to

Arden Realty Group Limited Partnership, a Maryland limited partnership the real property in the City of ___________, County of ____________, State of

California, described as

Dated __________________               ________________________________

STATE OF CALIFORNIA               }    ________________________________
                                  }    ________________________________
COUNTY OF ________________________}    _______________________________

On ____________________ before me,
___________________________________
personally appeared _______________
___________________________________

personally known to me (or
proved to me on the basis of
satisfactory evidence) to be the
person(s) whose names(s) is/are
subscribed to the within
instrument and acknowledged to
me that he/she/they  executed
the same in his/her/their
authorized capacity(ies), and
that by his/her/their
signature(s)  on the instrument
the person(s) or the entity upon
behalf of which the person(s)
acted, executed the instrument.

WITNESS my hand and official seal.

Signature                                 (This area for official notarial seal)
          -----------------------------

                                  EXHIBIT D
                                     to
                            CONTRIBUTION AGREEMENT



                 REPRESENTATIONS, WARRANTIES AND INDEMNITIES

                     ARTICLE 1 - ADDITIONAL DEFINED TERMS

          For purposes of this EXHIBIT D, the following terms have the meanings set forth below. Terms which are not defined below shall have the meaning set forth for those terms as defined in the Contribution Agreement to which this EXHIBIT D is attached:

          ACTIONS: Means all actions, complaints, charges, accusations, investigations, petitions, suits or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

          CLAIMS: Means claims, disputes, actions, suits, arbitrations, proceedings or investigations (collectively "Claims") pending or, to Knowledge, threatened that directly or indirectly affect any of the Contributor, the Partnerships or the Properties.

          CONTAMINATION: Means emissions, discharges, releases or threatened releases of "Hazardous Materials," substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature.

          CONTRIBUTION AGREEMENT: Means the Contribution Agreement to which this EXHIBIT D is attached.

          ENVIRONMENTAL LAW: Means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the Closing Date, including all requirements as of the Closing Date, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Contamination, including without limitation: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f ET SEQ.), the Toxic Substances Control Act (15 U.S.C. 2601 ET SEQ.), the Endangered Species Act (16 U.S.C. 1531 ET SEQ.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C: 11001 ET SEQ.), and (y) applicable state and local statutory and regulatory schemes pertaining to hazardous materials.

          GOVERNMENTAL ENTITY: Means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          HAZARDOUS MATERIAL:  Means any substance:

          (i) the presence of which requires investigation or remediation under any Environmental Law action or policy, administrative request or civil complaint under the foregoing or under common law; or

          (ii) which is controlled, regulated or prohibited under any Environmental Law as in effect as of the Closing Date, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.); or

          (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and as of the Closing Date is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over the Properties; or

          (iv) the presence of which on, under or about, a Property poses a hazard to the health or safety of persons on or about such Property; or

          (v) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or

          (vi) radon gas.

          INDEMNIFYING PARTY: Means any party required to indemnify any other party under ARTICLE 3.2 of this EXHIBIT D or under the indemnification provisions substantially identical to ARTICLE 3.2 hereof in the other Portfolio Agreements.

          KNOWLEDGE: Means, with respect to any representation or warranty so indicated, the actual knowledge, upon reasonable investigation and inquiry in good faith, of the signatory to the Contribution Agreement.

          KNOWN CONTAMINATION: Means Contamination currently existing on or affecting the applicable Property as of the Closing, AND which such Contamination is disclosed in environmental reports received by the Contributor or the Partnerships on or before the Closing (the "ENVIRONMENTAL REPORTS");

          LIENS: Means, with respect to any real and personal property, all mortgages, pledges, liens, options, charges, security interests, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, rights of others, licenses, easements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.

          OP UNITS:  Shall have the meaning set forth in the OP Agreement.

          PERMITTED LIENS: Means (a) Liens, or deposits made to secure the release of such Liens, securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued;

          (b) Zoning laws and ordinances generally applicable to the districts in which the Properties are located which are not violated by the existing structures or present uses thereof;

          (c) Liens imposed by laws, such as carriers', warehousemen's and mechanics' liens, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued;

          (d) non-exclusive easements for public utilities, minor encroachments, rights of access or other non-monetary matters that do not have a material adverse effect upon, or materially interfere with the use of, the Properties; and

          (e)  any exceptions contained in the Title Policies.

          PERSON: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

          PORTFOLIO AGREEMENTS: Means the agreements, including the Contribution Agreement, listed on ATTACHMENT "1" hereto, which contemplate the transfer of partnership and/or limited liability company membership interests in certain of the Participating Partnerships and LLCs from any entity directly or indirectly owned by Contributor to the Company and the Operating Partnership.

          PROSPECTUS:  Means the Company's Form S-11 Registration Statement.

          REIT SHARES:  Shall have the meaning set forth in the OP Agreement.

          ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

          The Contributor represents and warrants to the Operating Partnership as set forth below in this ARTICLE 2. Notwithstanding any other provision of the Contribution Agreement or this EXHIBIT D, the Contributor makes representations, warranties and indemnities only with respect to: (i) the Properties identified on EXHIBIT A to the Contribution Agreement (the "Property" or the "Properties"), and (ii) the interests in the Partnerships to be transferred by the Contributor.

          2.1 ORGANIZATION; AUTHORITY. The Contributor (A) if a natural person, has the legal capacity to enter the Contribution Agreement; if not a natural person, is duly formed, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, and (B) has all requisite power and authority to own, lease or operate its property and to carry on its business as presently conducted and, to the extent required under applicable law, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary.

          2.2 DUE AUTHORIZATION. The execution, delivery and performance of the Contribution Agreement by the Contributor has been duly and validly authorized by all necessary action of the Contributor. This Contribution Agreement and each agreement, document and instrument executed and delivered by or on behalf of the contributor pursuant to this contribution Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Contributor, each enforceable against the Contributor in accordance with its terms, as such enforceability may be limited by bankruptcy or the application of equitable principles.

          2.3 CONSENTS AND APPROVALS. No consent, waiver, approval or authorization of any third party is required to be obtained by the Contributor in connection with the execution, delivery and performance of the Contribution Agreement and the transactions contemplated hereby, except any of the foregoing that shall have been satisfied prior to the Closing Date.

          2.4 OWNERSHIP OF THE PARTNERSHIP INTERESTS. The Contributor is the sole owner of the Partnership Interest and has good and valid title to such Partnership Interest, free and clear of all Liens, other than Permitted Liens.

          2.5 PARTNERSHIP INTEREST. The Partnership Interest constitutes all of the issued and outstanding interests owned by the Contributor in the Partnerships. The Partnership Interest is validly issued, fully paid and non-assessable, and was not issued in violation of any preemptive rights. The Partnership Interest has been issued in compliance with applicable law and the relevant Partnership Agreements (as then in effect). There are no rights, subscriptions, warrants, options, conversion rights, preemptive rights or agreements of any kind outstanding to purchase or to otherwise acquire any of the interests which comprise the Partnership Interest or any securities or obligations of any kind convertible into any of the interests which comprise the Partnership Interest or other equity interests or profit participation of any kind in the

Partnerships. At the Closing, upon receipt of the consideration, the Contributor will have transferred the Partnership Interest free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities to the Operating Partnership.

          2.6 NO VIOLATION. None of the execution, delivery or performance of the Contribution Agreement and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination or cancellation of (A) the organizational documents, including the charters and bylaws, if any, of the Contributor, (B) any material agreement, document or instrument to which the Contributor is a party or by which the Contributor or its Property is bound or (C) any term or provision of any judgment, order, writ, injunction, or decree of any governmental or regulatory authority binding on the Contributor or by which the Contributor or any of its assets or properties are bound or subject or (ii) result in the creation of any Lien, other than a Permitted Lien, upon the Property or the Partnership Interest.

          2.7 NON-FOREIGN STATUS. The Contributor is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons.

          2.8 WITHHOLDING. The Contributor shall execute at Closing such certificates or affidavits reasonably necessary to document the inapplicability of any federal or state withhoding provisions, including those referred to in
ARTICLE 2.7 above and similar provisions under California law. If Contributor fails to provide such certificates or affidavits, the Operating Partnership may withhold a portion of any payments otherwise to be made to the Contributor as required by the Code or California law.

          2.9 INVESTMENT PURPOSES. The Contributor acknowledges his, her or its understanding that the offering and sale of the OP Units to be acquired pursuant to the Contribution Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended and the rules and regulations in effect thereunder (the "ACT"). In furtherance thereof, the Contributor represents and warrants to the Company as follows:

               2.9.1 INVESTMENT. The Contributor is acquiring the OP Units solely for his, her or its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof. The Contributor agrees and acknowledges that he, she or it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "TRANSFER") any of the OP Units unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership to the effect that no such registration is required because of the availability of an exemption from registration under the Act and qualification or other compliance under applicable blue sky or state securities laws.

               2.9.2 KNOWLEDGE. The Contributor is knowledgeable, sophisticated and experienced in business and financial matters; the Contributor has previously invested in securities similar to the OP Units and fully understands the limitations on transfer imposed by the Federal securities laws and as described in the Contribution Agreement. The Contributor is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of his, her or its investment in the OP Units; the Contributor has received and reviewed all information and documents about or pertaining to the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the issuance of the OP Units as the Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the Company, the Operating Partnership, the business and prospects of the Company and the Operating Partnership and the OP Units which the Contributor deems necessary or desirable to evaluate the merits and risks related to his, her or its investment in the OP Units; and the Contributor understands and has taken cognizance of all risk factors related to the purchase of the OP Units.

               2.9.3 HOLDING PERIOD. The Contributor acknowledges that he, she or it has been advised that (i) the OP Units and the common stock of the Company into which the OP Units may be exchanged in certain circumstances (the "COMMON STOCK") must be held indefinitely, and the Contributor must continue to bear the economic risk of the investment in the OP Units (and any Common Stock that might be exchanged therefor) unless they are subsequently registered under the Act or an exemption from such registration is available, (ii) a restrictive legend in the form hereafter set forth shall be placed on the certificates representing the OP Units (and any Common Stock that might be exchanged therefor), and (iii) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the OP Units (and any Common Stock that might be exchanged therefor) are subject to restrictions on transfer.

               2.9.4 ACCREDITED INVESTOR. If the Contributor is an individual, such individual is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Act) and as such:

               (i)  is a director or executive officer of the Company; or

               (ii) has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000; or

               (iii) had an individual annual adjusted gross income in excess of $200,000 in each of the two most recent years and reasonably expects to have annual adjusted gross income in excess of $200,000 in the current year; or

               (iv) had a joint income with his spouse in excess of $300,000 in each of the two most recent years and reasonably expects to have an annual adjusted gross income, with his spouse, in excess of $300,000 in the current year.

          If the Contributor is not an individual, it is an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D under the Act).

               2.9.5 LEGENDING. Each certificate representing the OP Units (and any Common Stock that might be exchanged therefor) shall bear the following legend:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

               In addition, the Common Stock for which the OP Units might be exchanged shall also bear a legend which generally provides the following:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION'S CHARTER, (1) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF THE CORPORATION'S COMMON STOCK IN EXCESS OF 9.0% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (2) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (3) NO PERSON MAY TRANSFER COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON STOCK IN EXCESS OF THE ABOVE

     LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION.

          2.10 COMPLIANCE WITH LAWS. In connection with the conduct of the Properties, to Knowledge, the Partnerships have complied and on the date hereof do substantially comply in all material respects with all applicable laws, ordinances, rules and regulations, whether federal, state or local, foreign, statutory or common, and neither the Partnerships nor, to Knowledge, any third party have been informed of any material violation of any such laws, rules or regulations, or that any investigation has been commenced or is contemplated respecting any such possible violation.

          2.11 EMINENT DOMAIN. There is no existing or, to Knowledge, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, which would affect the Properties in any material respect and of which the Contributor has knowledge.

          2.12 LICENSES AND PERMITS. To Knowledge, all material notices, licenses, permits, certificates and authority required in connection with the construction, use, occupancy, management, leasing and operation of the Properties have been obtained, are in full force and effect, are in good standing and (to the extent required pursuant to the transactions contemplated hereby) are assignable to the Operating Partnership. Neither the Partnerships, nor, to Knowledge, any third party has taken any action that would (or failed to take any action the omission of which would) result in the revocation of such notices, licenses, permits, certificates and authority, that would have a material adverse effect, nor has any of them received any written notice of violation from any Governmental Entity or written notice of the intention of any entity to revoke any of them, that in each case has not been cured or otherwise resolved to the satisfaction of such Governmental Entity.

          2.13 TAXES. For federal income tax purposes, the Partnerships are, and at all times during their existence have been, partnerships (rather than associations or publicly traded partnerships taxable as corporations). The Partnerships have filed all tax returns required to be filed by them and have paid all taxes required to be paid by them. The transactions contemplated hereby will not result in any tax liability to the Partnerships, the Company or the Operating Partnership. No tax lien or other charge exists or will exist upon consummation of the transactions contemplated hereby with respect to any Property except such tax liens for which the tax is not due and has been reserved for payment by the Partnerships or tax liens or other charges which individually or in the aggregate are immaterial in amount.

          2.14 MECHANICS' LIENS. All material bills and claims for labor performed and materials furnished to or for the benefit of the Properties have been paid in full (or otherwise provided for), and there are no material mechanics' or materialmen's liens (whether or not perfected) affecting the Properties.

          2.15 REAL PROPERTY.

          (a) None of the Contributor, the Partnerships, nor, to Knowledge, any other party to any agreement affecting any portion of the Properties, has given or received any notice of default with respect to any material term or condition of any agreement affecting the Properties, including, without limitation any ground lease which would have a material adverse effect, and, no event has occurred or, to Knowledge, is threatened, which would have a material adverse effect and which through the passage of time or the giving of notice, or both, would constitute a material default thereunder or would cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any asset of the Contributor or the Partnerships, except for Permitted Liens. For purposes of this ARTICLE 2.15, the term "material agreement" shall be defined with reference to the Property to which such agreement relates, and shall include, without limitation, any agreement which is not terminable by the Company upon 90 days prior written notice. To Knowledge, such agreements are valid and binding and in full force and effect, have not been materially amended, modified or supplemented since such time as such agreements were made available to the Company, except for such amendments, modifications and supplements delivered to the Company, and there are no other material agreements with any third parties affecting the Properties which will survive the Closing and be binding on the Company.

          (b) All permits which are necessary for the operation of the Properties upon the consummation of the transactions contemplated hereby in all material respects (i) shall remain in full force and effect and (ii) permit the Properties to be operated in compliance with all laws, rules, codes and regulations.

          (c) As presently conducted, the operation of the buildings, fixtures and other improvements located on the Properties is not in violation in any material respect of any applicable building code, zoning ordinance or other law or regulation, except for any such violations which individually or in the aggregate would not have a material adverse effect on the Operating Partnership.

          (d) Except for Known Contamination (i) to Knowledge there is presently no noncompliance, liability or other Claim (as defined herein) in connection with Environmental Laws relating to the Properties; (ii) no notices of any violation or alleged violation of any Environmental Laws relating to the Properties or their use have been received by any present owner, or, to Knowledge, by any prior owner, operator or occupant of the applicable Property, and (iii) there are no writs, injunctions, decrees, orders or judgments outstanding, or any Claims pending or threatened, relating to the ownership, use, maintenance or operation of the Properties. Any instances of noncompliance, notices of violations, and writs, injunctions, decrees, orders or judgments which may exist or may be outstanding are of the type that individually or in the aggregate would not have a material adverse effect on the Operating Partnership.

          (e) All material reports of environmental surveys, audits, investigations and assessments relating to the Properties, including, but not limited to, the Environmental Reports in the possession or control of the Contributor or its affiliates have been disclosed to the Operating Partnership.

          (f) Except as has been disclosed in writing to the Operating Partnership prior to the Closing, to Knowledge and except as would not have a material adverse effect, all material permits and licenses required under any Environmental Laws in respect of the operation of the Properties have been obtained or are in the process of being obtained, and the Properties are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

          2.16 TRADEMARKS AND TRADENAMES; PROPRIETARY RIGHTS.

          (a) There are no actions or other judicial or administrative proceedings involving any of the Contributor, the Partnerships, or the Properties pending, or to Knowledge, threatened, that concern any copyrights, copyright application, trademarks, trademark registrations, trade names, service marks, service mark registrations, trade names and trade name registrations or any trade secrets being transferred to the Operating Partnership hereunder (the "PROPRIETARY RIGHTS"). There are no patents or patent applications relating to the operations of the Properties as conducted prior to the Closing.

          (b) The Contributor has the right and authority to use each Proprietary Right necessary in connection with the operation of the Properties in the manner in which it is currently used, and to convey such right and authority to the Operating Partnership at the Closing. The current use of the Proprietary Rights does not, and to Knowledge, such use did not, conflict with, infringe upon or violate any copyright, trade secret, trademark or registration of any other person.

          (c) There are no outstanding or, to Knowledge, threatened disputes or disagreements with respect to any Proprietary Right or any license, contract, agreement or other commitment, written or oral, relating to the same.

          2.17 LITIGATION AND CLAIMS.

          (a) There are no Claims which could reasonably be anticipated to result in damages in excess of $50,000 pending or, to Knowledge, threatened that directly or indirectly affect the Contributor, the Partnerships, the Properties or the Formation Transactions, nor has any such claim been pending or, to Knowledge, threatened as of the Closing.

          (b) None of the Contributor, the Partnerships or the Properties are operating under, subject to or in default with respect to any decision, order, writ, injunction or decree of any court or federal, state or municipal entity or other Governmental Entity.

          2.18 NO BROKERS. Neither the Contributor nor any of its respective officers, directors or employees has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of the Operating Partnership or any of its affiliates to pay any finder's fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by the Contribution Agreement.

          2.19 SOLVENCY. The Contributor has been and will be solvent at all times prior to and immediately following the transfer of the Partnership Interest to the Operating Partnership.

          2.20 NO MISREPRESENTATIONS. No representation, warranty or statement made, or information provided, by the Contributor in the Contribution Agreement or in any other document or instrument furnished or to be furnished by or on behalf of the Contributor pursuant hereto or as contemplated hereby (i) contains or will contain any untrue statement of a material fact or (ii) omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. For purposes of the preceding sentence, materiality shall be determined with reference to the total portfolio of real properties and other interests to be transferred pursuant to the Portfolio Agreements.

          2.21 TITLE TO ASSETS. Upon consummation of the Formation Transactions, the Operating Partnership's title to the Properties will be free and clear of any Liens, encumbrances, debts, charges, liabilities or obligations except for Permitted Liens.

          2.22 PARTNERS/MEMBERS. The Contributor has made available to the Operating Partnership a true and accurate list of all of the Partners or members, as applicable, of the Partnerships that own, directly or indirectly, an interest in any of the Properties, together with their percentage interests in each Partnership.

          2.23 CONDITION OF PROPERTY. To Knowledge, and except as set forth in the structural reports prepared for the Properties and delivered to the Operating Partnership in connection with the Formation Transactions, there is no material defect in the condition of any Property, the improvements thereon, the structural elements thereof and the mechanical systems thereon, nor any material damage from casualty or other cause, nor any soil condition of any Property that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations, except for any such defect, damage or condition that has been corrected or will be corrected in the ordinary course of the business of the Property as part of its scheduled annual maintenance and improvement program. To Knowledge, there have been no alterations to the exteriors of any of the buildings or other improvements on any Property that would render any surveys provided to the Company in connection with the Formation Transactions grossly inaccurate or otherwise reflect a material deficiency in title to such improvements.


                           ARTICLE 3 - INDEMNIFICATION

          3.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDY FOR BREACH.

          (a) Subject to ARTICLE 3.6, all representations and warranties contained in this EXHIBIT D or in any Schedule or certificate delivered pursuant hereto shall survive the Closing.

          (b) Notwithstanding anything to the contrary in the Contribution Agreement or this EXHIBIT D, no party hereto shall be liable under this EXHIBIT D or the Contribution Agreement for monetary damages (or otherwise) for breach of any of its representations and warranties contained in this EXHIBIT D or the Contribution Agreement, or in any Schedule, certificate or affidavit delivered by it pursuant thereto, other than pursuant to the succeeding provisions of this
ARTICLE 3.

          3.2  GENERAL INDEMNIFICATION.

          (a) The Contributor shall indemnify and hold harmless the Operating Partnership, the Company, and their affiliates and each of their respective directors, officers, employees, agents, representatives and affiliates (each of which is an "INDEMNIFIED PARTY") from and against any and all claims, losses, damages, liabilities and expenses, including, without limitation, amounts paid in settlement, reasonable attorneys' fees, costs of investigation and remediation, costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (collectively, "LOSSES"), asserted against, imposed upon or incurred by the Indemnified Party in connection with or as a result of any breach of a representation or warranty of the Contributor contained in the Contribution Agreement or in any Schedule, certificate or affidavit delivered by the Contributor pursuant to the Contribution Agreement.

          (b) The Contributor shall indemnify and hold harmless the Indemnified Parties from and against any and all Losses, asserted against, imposed upon or incurred by the Indemnified Parties in connection with or as a result of:

               (i) any liabilities or obligations (other than the liabilities assumed by the Indemnified Parties under the Contribution Agreement) incurred, arising from or out of, in connection with or as a result of any Claims made or Actions brought by or against the Operating Partnership or any Indemnified Party that arise from or out of, in connection with or as a result of the operation or ownership of the Properties prior to the Closing Date, to the extent that such Losses arise from or are related to events, conditions, actions or omissions occurring prior to the Closing Date, exclusive of any Losses resulting directly or indirectly from Contamination;

               (ii) all fees and expenses of the Contributor in connection with the transactions contemplated by the Contribution Agreement;

               (iii) any liabilities or obligations incurred, arising from or out of, in connection with or as a result of the failure of the Contributor to obtain all consents required to consummate the transactions contemplated by the Contribution Agreement; or

               (iv) any liabilities or obligations of the Contributor or the Partnerships arising from or out of or in connection with or as a result of the operation or ownership of any property or asset, other than the Properties, including properties or assets which may have been owned and sold by the Contributor or the Partnerships prior to the date hereof.

          3.3 PAYMENT OF INDEMNIFICATION. The Contributor may satisfy its obligations hereunder by the prompt delivery (paid promptly as and when expenses are incurred) to an Indemnified Party of OP Units, subject to the limits on ownership and transfer of REIT shares set forth in the Company's articles of incorporation. Any OP Units delivered to an Indemnified Party hereunder shall be valued based upon the initial public offering price of the Company's Common Stock.

          3.4 NOTICE AND DEFENSE OF CLAIMS. As soon as reasonably practicable after receipt by the Indemnified Party of notice of any liability or claim incurred by or asserted against the Indemnified Party that is subject to indemnification under this ARTICLE 3, the Indemnified Party shall give notice thereof to the Contributor, including liabilities or claims to be applied against the indemnification baskets established pursuant to ARTICLE 3.5 hereof. The Indemnified Party may at its option demand indemnity under this ARTICLE 3 as soon as a claim has been threatened by a third party, regardless of whether an actual Loss has been suffered, so long as the Indemnified Party shall in good faith determine that such claim is not frivolous and that the Indemnified Party may be liable for, or otherwise incur, a Loss as a result thereof and shall give notice of such determination to the Contributor. The Indemnified Party shall permit the Contributor, at its option and expense, to assume the defense of any such claim by counsel selected by the Contributor and reasonably satisfactory to the Indemnified Party, and to settle or otherwise dispose of the same;
PROVIDED, HOWEVER, that the Indemnified Party may at all times participate in such defense at its expense; and PROVIDED FURTHER, HOWEVER, that the Contributor shall not, in defense of any such claim, except with the prior written consent of the Indemnified Party in its sole and absolute discretion, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff in question to the Indemnified Party and its affiliates a release of all liabilities in respect of such claims, or that does not result only in the payment of money damages. If the Contributor shall fail to undertake such defense within 30 days after such notice, or within such shorter time as may be reasonable under the circumstances, then the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such liability or claim on behalf of and for the account of the Contributor.

          3.5  LIMITATIONS ON AND THRESHOLD FOR INDEMNIFICATION UNDER ARTICLE
               3.2.

          (a) The Contributor shall not be liable under ARTICLE 3.2 hereof unless and until the aggregate amount recoverable from Indemnifying Parties under the indemnification provisions substantially identical to ARTICLE 3.2 in one or more of the Portfolio Agreements exceeds $200,000; PROVIDED, HOWEVER, that once the total amount recoverable from Indemnifying Parties under such provisions exceeds $200,000 in the aggregate, the Contributor's obligation under
ARTICLE 3.2 hereof shall be for the full amount of such obligation.

          (b) Notwithstanding anything contained herein to the contrary, the Contributor shall not be liable or obligated to make payments under this ARTICLE 3 with respect to any Property or Partnership Interest to the extent such payments in the aggregate would exceed the value of the OP Units (based upon the initial public offering price of the Common Stock) received by the Contributor at the Closing. Notwithstanding anything contained herein to the contrary, the Indemnified Parties shall look first to the Contributor's OP Units for indemnification under this ARTICLE 3 and then to the Contributor's other assets.

          3.6  LIMITATION PERIOD.

          (a) Notwithstanding the foregoing, any claim for indemnification under ARTICLE 3.2 hereof must be asserted in writing by the Indemnified Party, stating the nature of the Losses and the basis for indemnification therefor:

               (i) within one year after the Closing in the case of a claim under ARTICLE 3.2 hereof (other than a claim under ARTICLE 3.2(a) based upon a breach of the representations, and warranties of the Contributor set forth in ARTICLE 2.13 hereof as specified below; and

               (ii) prior to the expiration of the applicable statutes of limitations in the case of a claim under ARTICLE 3.2(a) based upon a breach of the representations and warranties of the Contributor set forth in
     ARTICLE 2.13 hereof.

          (b) If so asserted in writing prior to the applicable expiration date, such claims for indemnification shall survive until resolved by mutual agreement between the Contributor and the Indemnified Party or by judicial determination. Any claim for indemnification not so asserted in writing prior to the applicable expiration date shall not thereafter be asserted and shall forever be waived.

          3.7  RESERVATION OF CONTRIBUTOR RIGHTS.

          Notwithstanding anything else in this Contribution Agreement or any Portfolio Agreement to the contrary, the Contributor reserves unto itself all rights and remedies (including rights to seek contribution) against any third party indemnitors, prior property owners or occupants, and contributors to any Contamination, for which the Partnerships have been indemnified by the Contributor hereunder. To the extent the Contributor's rights against any such third party owners, occupants, indemnitors or contributors may be materially prejudiced by actions or inactions by any owner or occupant of the Properties after the Closing, the Contributor's indemnity obligation shall be reduced in accordance with the effect of the actions or inactions which so prejudiced the Contributor's rights.

                           ATTACHMENT 1 (TO EXHIBIT D)


                              PORTFOLIO AGREEMENTS

(1) That certain Contribution Agreement by and between Arden Century Associates, a California general partnership, and Arden Realty Group Limited Partnership, a Maryland limited partnership, dated as of June 17, 1996.

(2) That certain Contribution Agreement by and between Arden LAOP Two, LLC, a Nevada limited liability company, and Arden Realty Group Limited Partnership, a Maryland limited partnership, dated as of June 17, 1996.

(3) That certain Contribution Agreement by and between Arden Sawtelle Associates, a California general partnership, and Arden Realty Group Limited Partnership, a Maryland limited partnership, dated as of June 17, 1996.

(4) That certain Contribution Agreement by and between Coleman Enterprises, Inc., a California corporation, and Arden Realty Group Limited Partnership, a Maryland limited partnership, dated as of June 17, 1996.

(5) That certain Contribution Agreement by and between Victor J. Coleman and Arden Realty Group Limited Partnership, a Maryland limited partnership, dated as of June 17, 1996.

                                 [LETTERHEAD]




                                 June 20, 1996


BY FACSIMILE
------------

Mr. David Zimmerman, Esq.
Vice President and Associate General Counsel
National Hockey League
1251 Avenue of the Americas
New York, NY 10020

    Re: Pledge of Interest in Kings by Roski
        ------------------------------------

Dear David:

    As we discussed by telephone last week, in connection with the development of a new arena in Los Angeles, Edward P. Roski, Jr. ("Roski") will pledge and grant a security interest in both his limited partner interest in The Los Angeles Kings Hockey Club, L.P. ("Club") and his stock in Majestic L.A. Venture, Inc. ("Majestic L.A."), as security for a $2.5 million loan to be made by affiliates of Philip F. Anschutz to affiliates of Roski. Roski is a 48% limited partner of Club and owns 100% of the stock of Majestic L.A. which is a 1% general partner of Club. Anschutz L.A. Venture, Inc. ("Anschutz L.A."), the beneficiary of the foregoing pledge, is a 49% general partner and 2% limited partner of Club.

    Attached as Exhibit A hereto is a form of consent letter pursuant to which the NHL would grant its consent to the pledge and grant of security interest in Roski's interest in Club to Anschutz L.A. A copy of the Security Agreement pursuant to which the pledge by Roski will be effected is attached as an exhibit to the form of consent letter.

Jeffrey Pash
June 20, 1996
Page 2


    If you have any questions regarding the proposed transaction or the form of consent letter attached hereto, please call me at your earliest convenience.

                                       Very truly yours,


                                       David B. Rogers
                                       of LATHAM & WATKINS

cc: Jeffrey Pash
    Edward P. Roski, Jr.
    Robert J. Sanderman
    G. Kevin Conwick